EXHIBIT 10.23.2

                 FORBEARANCE AGREEMENT AND RESTRUCTURE AGREEMENT

         THIS FORBEARANCE AGREEMENT AND RESTRUCTURE AGREEMENT (the "Agreement") dated as of May 15, 2001 is made by and between VALUESTAR, INC., a California corporation ("Borrower") and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("TBCC").

         WHEREAS, the Borrower and TBCC are parties to a Master Loan and Security Agreement dated as of April 7, 2000 (the Master Loan Agreement and all documents executed in connection therewith hereinafter referred to as "Loan Agreement"; each capitalized term used but not defined herein shall have the meaning given to such term in the Loan Agreement); and

         WHEREAS, the Borrower is currently in default under the Loan Agreement based on, among other things, its failure to pay the monthly payments for the period between April, 2001 through May, 2001 ("Existing Defaults"); and

         WHEREAS, as of April 27, 2001 the total amount due to TBCC, exclusive of costs, expenses, late charges is $1,750,215.76; and

         WHEREAS, the Borrower acknowledges and agrees that, based on the Existing Defaults, TBCC has the right to exercise its rights and remedies under the Loan Agreement; and

         WHEREAS, the Borrower has requested that TBCC forbear temporarily from exercising its rights and remedies under the Loan Agreement; and

         WHEREAS, in consideration of the promises and undertakings of the Borrower contained herein, TBCC is willing to forbear from exercising its rights and remedies with respect to the Loan Agreement but only on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

1. Forbearance. Effective as of the date hereof through the earlier of (i) July 1, 2001 and (ii) the date of the occurrence of a Forbearance Default (as defined below) (the "Forbearance Period"), and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, TBCC shall not seek to exercise any of its rights or remedies under the Loan Agreement based on the Existing Defaults during the Forbearance period. Further, provided that if (i) there has been no Forebearance Default, (ii) that the conditions precedent set forth in Section 2 hereof have been satisfied, (iii) the conditions set forth in
Section 3 hereof are satisfied, and (iv) no other Event of Default exists, then upon the completion of the conditions of Section 3, the Loan shall not be deemed to be in default and TBCC shall have all the rights and remedies available to TBCC had the Loan not been in default.

2. Conditions to Forbearance. This Agreement shall not be effective unless and until each of the following conditions shall have been satisfied in the Lender's sole discretion:

         (a)      TBCC  shall  have  received  executed   counterparts  of  this
                  Agreement duly executed by the Borrower;

         (b) The Borrower shall have paid all of the costs and expenses of TBCC incurred in connection with the preparation, negotiation and delivery of this Agreement, including, without limitation, the reasonable fees and expenses of its counsel;

         (c)      TBCC  shall  have  received  a  resolution   authorizing  this
                  Agreement, the matters covered hereby and the transactions contemplated hereby;

         (d) TBCC shall have received such other documents, instruments, opinions, evidence, materials and information as TBCC may reasonably request.

3. Payments and Warrant Repricing by Borrower. To induce TBCC to forebear on principal and interest payments for April, May, and June 2001 the Borrower will do the following conditions:

         (a) Borrower shall resume regular monthly payments on July 1, 2001 in the monthly amounts of $39,023.25 for Schedule 1 and $22,362.74 for Schedule 2 for a total of $61,385.99;

         (b) Borrower shall remit deferred interest associated with the April, May and June, 2001 payments with the July 1, 2001 payment in the total amount of $57,721.38;

         (c) Borrower shall make one extra payment of principal and interest on August 1, September 1, and October 1, 2001 each, in the amounts of $39,023.25 for Schedule 1 and $22,362.74 for
                  Schedule 2;

         (d) Borrower will make a $250,000 reduction in principal upon the successful completion of an aggregate of $5 million in equity or long-term debt raised. Such funds are to be applied pro-rata to the final (15% balloon) payment and shall be made on or before July 1, 2001;

         (e) TBCC shall obtain an Amended and Restated Warrant for 50,000 shares at a price of $0.575 per share in the form attached as Schedule A hereto; and

         (f) Borrower shall be in compliance with every term and condition of this Agreement.

4. Covenant. To induce TBCC to enter into this Agreement, the Borrower hereby covenants and agrees that it shall provide TBCC and its agents access to the Borrwer's premises and books and records at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, to (i) inspect and verify the equipment, (ii) inspect and copy any and all records pertaining thereto, and (iii) discuss its affairs, finances and business with any of it's officers, employees or directors or with the Auditors.

5. Representations and Warranties of the Borrower. To induce TBCC to enter into this Agreement, the Borrower represents and warrant as follows:

         (a) The recitals in this Agreement are true and correct in all respects.

         (b)      This Agreement has been duly executed and delivered.

         (c)      The  Borrower  is  a  corporation   duly  organized,   validly
                  existing,   and  in  good   standing   under   its   state  of
                  incorporation and the State of California.

         (d) The execution, delivery and performance by the Borrower of this Agreement and the documents contemplated hereby or delivered in connection herewith (i) are within Borrower's powers, have been duly authorized by all necessary action, and do not contravene (A) any documents, contracts or agreements to which Borrower is a party or by which it is bound or affected, or (B) any requirements of any law or regulation to which Borrower is bound or affected.

         (e) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery, and performance by Borrower of this Agreement or any of the documents contemplated hereby or delivered in connection herewith to which Borrower is a party.

         (f) This Agreement and each of the documents contemplated hereby or delivered in connection herewith to which Borrower is a party constitute, and each of such documents to which Borrower is to be a party when delivered hereunder will constitute, the legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

         (g) There is no pending or, to the best of Borrwer's knowledge after due inquiry, threatened action or proceeding affecting Borrower which (i) could individually or in the aggregate be reasonably expected to have a material adverse effect on Borrower or (ii) purports to affect the legality, validity, or enforceability of this Agreement, the transactions contemplated hereby, or any of the documents contemplated hereby or delivered in connection herewith.

         (h) Except for the Existing Defaults, all representations and warranties of Borrower in the Loan Agreement are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date.

         (i) There are currently no Events of Default except the Existing Defaults.

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


6. Forbearance Default; Rights upon Forbearance Default.

         (a) Each of the following shall constitute a "Forbearance Default" hereunder:

                  (i) The existence of any Event of Default or other event which, with the giving of notice or passage of time, would constitute an Event of Default (other than the Existing Defaults); or

                  (ii) The Borrower shall fail to keep or perform any of the covenants or agreements contained herein; or

                  (iii)    Any  representation  or warranty of Borrower shall be
                           false,   misleading  or  incorrect  in  any  material
                           respect.

         (b) Upon the occurrence of a Forbearance Default or the termination of the Forbearance Period, TBCC may exercise its rights and remedies under the Loan Agreement and applicable law.

7. Reservation of Right Reinstatement of Rights Waiver of Automation Stay.

         (a) The Borrower acknowledges that, except as expressly set forth herein, TBCC may at any time exercise any or all of the rights and remedies available to it under the Loan Agreement and applicable law.

         (b) In the event that Borrower shall (i) file with any bankruptcy court or be the subject of any petition under Title 11 of the U.S. Code, as amended (the "Bankruptcy Code"); (ii) be the subject of an order for relief under the Bankruptcy Code;
                  (iii) file or be the subject of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency. or other relief for debtors; (iv) seek, consent to or acquiesce in the appointment of a trustee, receiver, conservator or liquidator; (v) be the subject of an order, judgment or decree entered into by a court of competent jurisdiction approving a petition filed against Borrower for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, then the Lender shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or from any other stay or suspension of remedies of the rights and remedies otherwise available to TBCC under the Loan Agreement and the Borrower specifically acknowledge that "cause" exists for such relief within the meaning of Section 362(d) of the bankruptcy Code and agrees not to oppose any motion by TBCC for relief from the automatic stay imposed by Section 362.

8. Acknowledgement of Obligations. The Borrower acknowledges that as of April 27, 2001, the Borrower is indebted to TBCC in the amount of $1,750,215.76 plus fees, costs, late charges and expenses and that such obligations are absolute and unconditional and are the legal, valid and binding obligations of the Borrower without offset, defense or counterclaim, and interest, costs, and expenses continue to accrue with respect thereto.

9. Reaffirmation of Loan Agreement.

         (a) Borrower hereby reaffirms the Loan Agreement and acknowledges that it is indebted to TBCC under the Loan Agreement and that its obligations under Loan Agreement are absolute and unconditional, are its legal, valid and binding obligations without offset, defense or counterclaim, and interest, costs and expenses continue to accrue with respect thereto.

         (b) The Borrower hereby reaffirms, confirms and acknowledges all of the terms of the Loan Agreement.

10. Effect and Construction of Agreement. Except as expressly provided herein, the Loan Agreement shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

         (a) waive or impair any rights, powers or remedies of TBCC under the Loan Agreement upon termination of the Forbearance Period, with respect to the Existing Defaults or otherwise; or

         (b) constitute an agreement by TBCC or require TBCC to extend the Forbearance Period (other than as provided in Section 1(b) hereof), or grant additional forbearance periods, or extend the term of the Loan Agreement or the time for payment of any amounts due under the Loan Agreement.

         TBCC acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement and the other documents executed in connection herewith.

         In the event of any inconsistency between the terms of this Agreement and the Loan Agreement, the terms of this Agreement shall govern.

11. Release. In consideration of the foregoing, Borrower hereby release, remises acquits and forever discharges TBCC and TBCC's employees, agents, representatives, consultants, attorneys, fiduciaries, servants officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or thing done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Loan Agreement or any of the other Loan Documents (all of the foregoing hereinafter called the "Released Matters"). The Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. The Borrower represents and warrant to TBCC that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

12. Miscellaneous.

         (a) Further Assurances. The Borrower agrees to execute such other and further documents and instruments as TBCC may reasonably request to implement the provisions of this Agreement.

         (b) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No other Person shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary of this Agreement.

         (c) Integration. This Agreement constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Agreement, the Borrower acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by TBCC or any employee or agent of TBCC, except for the agreements of TBCC set forth herein.

         (d) Invalidity. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

         (e) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES.

         (f) Counterparts; Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         (g) Notices. Any notices with respect to this Agreement shall be given in the manner and to the addresses provided in the Loan Agreement or to such other address as any party may designate to the other parties hereto in the manner specified in the Loan Agreement.

         (h) Headings. The titles and headings of the numbered paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement.

         (i) Survival. All representations, warranties, covenants, agreements, undertakings, waivers and releases of the Borrower contained herein shall survive the termination of the Forbearance Period or payment in full of the obligations.

         (j) Amendments, Etc. No Purported amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and any such waiver shall be effective only in the specific instance and for the specific purpose for which given.

         (k) Cost and Expenses. The Borrower shall pay on demand all costs and expenses of TBCC including, without limitation, all reasonable attorneys and other professionals' fees and related disbursements incurred in connection with the administration and enforcement of this Agreement or with respect to advising TBCC of its rights and responsibilities hereunder and under the Loan Agreement.

13. SUBMISSION TO JURISDICTION; JURY WAIVER. BORRWER IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN ILLINOIS FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND BORRWER IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT. BORRWER AND TBCC IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                 REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGE WILL FOLLOW

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


VALUESTAR, INC.

By: /s/ Michael Kelly
    -----------------
Name: Michael Kelly
Title: Controller


TRANSAMERICA BUSINESS CREDIT CORPORATION

By: /s/ Allen Sailer
    ----------------
Name: Allen Sailer
Title: Vice President

                                                             Schedule A

                   Schedule 2                                   Schedule 1
                    Monthly       Interest                        Monthly       Interest                    Total Monthly
                    Payment         Rate         Interest         Payment         Rate       Interest          Payment
                    -------         ----         --------         -------         ----       --------          -------
      Apr-01                       14.86%        7,459.35                        14.94%      11,781.11    Interest for April
      May-01                       14.86%        7,459.35                        14.94%      11,781.11    Interest for May
      Jun-01                       14.86%        7,459.35                        14.94%      11,781.11    Interest for June
      Jul-01        22,362.74      14.86%       22,378.05        39,023.25       14.94%      35,343.33         119,107.37
      Aug-01        44,725.48                                    78,046.50                                     122,771.98
      Sep-01        44,725.48                                    78,046.50                                     122,771.98
      Oct-01        44,725.48                                    78,046.50                                     122,771.98
      Nov-01        22,362.74                                    39,023.25                                      61,385.99
      Dec-01        22,362.74                                    39,023.25                                      61,385.99
      Jan-02        22,362.74                                    39,023.25                                      61,385.99
      Feb-02        22,362.74                                    39,023.25                                      61,385.99
      Mar-02        22,362.74                                    39,023.25                                      61,385.99
      Apr-02        22,362.74                                    39,023.25                                      61,385.99
      May-02        22,362.74                                    39,023.25                                      61,385.99
      Jun-02        22,362.74                                    39,023.25                                      61,385.99
      Jul-02        22,362.74                                    39,023.25                                      61,385.99
      Aug-02        22,362.74                                    39,023.25                                      61,385.99
      Sep-02        22,362.74                                    39,023.25                                      61,385.99
      Oct-02        22,362.74                                    39,023.25                                      61,385.99
      Nov-02        22,362.74                                    39,023.25                                      61,385.99
      Dec-02        22,362.74                                    39,023.25                                      61,385.99
      Jan-03        22,362.74                                    39,023.25                                      61,385.99
      Feb-03        22,362.74                                    39,023.25                                      61,385.99
      Mar-03        22,362.74                                    39,023.25                                      61,385.99
      Apr-03        22,362.74                                   191,810.55                                     214,173.29
      May-03        22,362.74                                                                                   22,362.74
      Jun-03        22,362.74                                                                                   22,362.74
      Jul-03        22,362.74                                                                                   22,362.74
      Aug-03                                                                                                        --
      Sep-03       109,919.41                                                                                  109,919.41
                   ==========                                                                                  ==========